Exhibit 10.1

Non-US Subscription Agreement

SUBSCRIPTION AGREEMENT, dated as of May 9, 2005 (this “Agreement”), by and between BBJ Environmental Technologies, Inc. a Nevada corporation (the “Company”), and Tamares Capital Corporation Limited, a corporation registered in Gibraltar (the “Investor”).

WHEREAS, the Investor desires to purchase, and the Company desires to sell, shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and a warrant that is exercisable at any time for one year following it’s date of issuance to purchase up to 4,000,000 shares of Common Stock at an exercise price of $.12 per share (the “Warrant”) (the Common Stock and the Warrants are collectively referred to herein as the “Securities”);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.          Subscription. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Investor hereby agrees to purchase from the Company for an aggregate purchase price of $2,500,000.02, (i) 27,777,778 shares of Common Stock and (ii) the Warrant. The purchase price shall be paid, and the Securities shall be issued, as follows:

a.          The Investor will purchase 6,666,667 shares of Common Stock for $600,000 on or before May 10, 2005;

b.          The Investor will purchase 7,777,778 shares of Common Stock for $700,000 on or before June 30, 2005;

c.          The Investor will purchase 6,666,666 shares of Common Stock for $600,000 on or before August 31, 2005; and

d.          The Investor will purchase 6,666,667 shares of Common Stock for $600,000.02 on or before November 30, 2005. Upon receipt of the purchase price contemplated by this Section 1(d), the Investor will also receive the Warrant.

All payments will be made by wire transfer to the order of BBJ Environmental Technologies, Inc. and shall be wired to the Company’s bank account on the requisite purchase date as follows:

For BBJ Environmental Technologies, Inc.

For further credit of BBJ Environmental Solutions, Inc.

Account Number: 0052797597

ABA Routing Number: 062000019

SWIFT Code: AMSBUS44

AmSouth Bank - Dolphin Village Branch #171

Attn: Jorge Pagan

4811 Gulf Blvd.

St. Pete Beach, FL 33706

Phone: 727-367-7891

Fax: 727-367-7893

Non-US Subscription Agreement

2.              Limitations on Transfer. The Investor acknowledges that it is aware that since the Securities acquired hereunder will not be, and the Investor has no right to require that it be, registered under the Securities Act of 1933, as amended (the “Securities Act”), such securities may not be sold unless such sale is exempt from such registration under said Securities Act. The Investor further acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law administrator.

3.              Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and covenants and agrees with, the Company as follows:

a.              This Agreement constitutes a valid and binding agreement of Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

b.              The Investor has adequate means of providing for its current needs and possible contingencies, it anticipates no need now or in the foreseeable future to sell the Securities for which it hereby subscribes and it can afford the loss of its entire investment in the Company.

c.              The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

d.              The Investor will be the only owner, beneficial or otherwise, of the Securities being subscribed for hereby.

e.              The Investor hereby acknowledges that it has had access to copies of the filings that the Company has made with the Securities and Exchange Commissions (“SEC”). Investor has been given, and has availed itself of, the opportunity to obtain information from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent Investor deemed necessary with respect to the Company and its operations. The Investor has also had the opportunity to ask questions of, and receive answers from, the officers and representatives of the Company concerning the terms and conditions of this investment. All questions have been answered to the full satisfaction of the Investor. Investor acknowledges that there may be material information or developments regarding the Company or its business or operations not reflected or disclosed in the SEC filings and that, in connection with Investor’s purchase of the Securities, Investor is not relying on any representation or warranty, oral or written, of any person (including the Company or any affiliate, director, officer or representative thereof), except for the express representations and warranties of the Company set forth in Section 4 below. The Investor also acknowledges that the Company has not rendered any investment advice to the Investor with respect to the suitability of an investment in the Securities.

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Non-US Subscription Agreement

f.               The Securities for which the Investor hereby subscribes will be acquired for the Investor’s own account for investment. The Investor intends to hold the Securities indefinitely and it is not acquiring the Securities with a view toward distribution in a manner which would require registration under the Securities Act, and it does not presently have any reasons to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Securities.

g.              The Investor is aware that: (i) an investment in the Company involves a high degree of risk; and (ii) no federal, state, local or foreign income tax consequences which may be relevant to it are discussed in any documents provided in connection with the acquisition of the Securities.

h.              The Investor (i) has the capacity to purchase and hold the Securities and represents that the acquisition of the Securities will not result in any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which the Investor or the Investor’s property is bound, or violate any applicable law, regulation or court decree; (ii) has obtained such tax advice that the Investor has deemed necessary; and (iii) represents that the Investor’s residence is as set forth on the signature page hereof.

i.               No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of the Investor is required for the execution and delivery of this Agreement by the Investor and the performance of the Investor’s obligations and duties hereunder.

j.               The Investor understands that the Company will have the right to rescind the subscription of any investor if any of the representations, warranties, covenants, or agreements contained herein are found to be misleading, false, or incorrect.

k.              The Investor has not paid, and will not pay, a commission, finder’s fee, or other selling cost or fee to any person in connection with its subscription.

l.               The Investor is an “accredited investor” as such term is defined in Regulation D of the Act. Accredited Investors include, but are not limited to:

(i)             Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(ii)           Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(iii)          Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

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Non-US Subscription Agreement

(iv)          Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(v)           Any entity in which all of the equity owners are accredited investors; or

(vi)          Any bank as defined in Section 3(a)(2) of the Act (defined below), or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

m.            The Investor acknowledges that the Securities being offered hereunder has not been registered under the United States Securities Act of 1933, as amended (the “Act”), and agrees that it will not offer or sell such Securities in the United States to, or for the account or benefit of, “U.S. persons” (as such term is defined in Regulation S promulgated under the Act; herein, “Regulation S”) except in accordance with Regulation S under the Act, pursuant to registration under the Act or pursuant to an available exemption from the registration requirements of the Act. The Investor agrees not to engage in hedging transactions involving the securities received pursuant hereto unless in compliance with the Act. The Investor acknowledges that the Company will not register any transfer of the Securities acquired hereunder, unless such transfer is made in accordance with Regulation S, pursuant to registration under the Act or pursuant to an available exemption under the Act.

n.              The Investor represents and warrants that it has not received offering materials in the United States (as defined in Regulation S), if it is an entity it is formed under the laws of a jurisdiction other than the United States, and that its principal place of business is outside the United States.

o.              The Investor represents and warrants that it is not a “U.S. person” (as such term is defined in Regulation S) and that it is not acquiring the Securities for the account or benefit of any U.S. person.

p.              The Investor acknowledges that the Common Stock received pursuant to this Agreement will bear the following legend:

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF OTHER JURISDICTIONS AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, “U.S. PERSONS” (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT

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Non-US Subscription Agreement

TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

4.	Representation and Warranties of the Company.

a.              The authorized capital stock of the Company, as of the date of this Agreement, consists of 100,000,000 shares of Common Stock, 58,896,308 shares of which are issued and outstanding, and 5,000 shares of preferred stock, $1.00 par value per share, none of which are issued and outstanding. As of the date of this Agreement, of the authorized shares of Common Stock, 3,500,000 shares of Common Stock are issuable upon exercise of currently outstanding warrants and 6,000,000 shares of Common Stock are issuable upon exercise of currently outstanding options. Except as set forth above, there are no outstanding options, warrants or convertible or exchangeable securities of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of shares of the Company’s Common Stock.

b.              The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry out business as presently being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all required action on the part of the Company, and no governmental approval or consent is required as a condition to the consummation of the transactions contemplated by this Agreement.

c.              (a) To the Best Knowledge (as defined below) of the Company, (i) the Company or its subsidiaries, as applicable, owns or possesses licenses or other valid rights to use all patents, trademarks, trade names, copyrights, trade secrets and other intellectual property (the “Intellectual Property”) which are material to the conduct of the business of the Company and its subsidiaries, taken as a whole, as of the date hereof and (ii) no supplier or partner of the Company possess any Intellectual Property relating to the products, work or services contemplated to be provided by the Company, except otherwise agreed or as duly licensed from such supplier or partners by the Company and (b) the validity of the Intellectual Property and the title or rights to use thereof is not being challenged in any litigation to which the Company or any of its subsidiaries is a party. The term “Best Knowledge” mean the actual knowledge of the members of the Company’s board of directors and the Company’s Chief Executive Officer.

d.              The Company is not party to any agreements with a third party that imposes a non-competition restriction on the Company.

e.              As of April 10, 2005, the Company has outstanding payables of $2,198,000, including (i) an aggregate of $530,000 payable to Mr. Jean Caillet (both in respect of obligations under his employment agreement and advances by him to the Company), (ii) an aggregate of $750,000 payable to other shareholders of the Company in respect of advances made by them and (iii) an aggregate of $118,000 payable to employees of the Company.

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Non-US Subscription Agreement

f.               No broker, finder or investment banker is or will be entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement except for William Schneider, who will be entitled to receive $120,000 in cash or securities of the Company.

g.              As of its filing date (or, if amended or superceded by a subsequent filing prior to the date of this Agreement, on the date of such subsequent filing), each document filed by the Company with the Securities and Exchange Commission complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be.

h.              Except as expressly set forth herein, neither the officers or directors of the Company nor the Company makes any representation, warranty, covenant or agreement regarding the Company or its respective businesses, operations, properties or assets or those of their subsidiaries or any other matter, and neither the officers or directors nor the Company shall have any liability to the Investor regarding any of the foregoing except to the extent expressly provided herein. The statements made in the representations and warranties set forth above are true and correct in all material respects.

5.              Indemnification. The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties in Paragraph 3 hereof, and hereby agrees to indemnify and hold harmless the Company, and its officers, directors and affiliates, from and against any and all loss, damage, or liability due to, or arising out of, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Investor shall, in any manner, be deemed to constitute a waiver of any rights granted to the Investor under federal or state securities laws.

6.              No Third Party Beneficiaries. Except for with respect to the rights of the indemnified parties under Paragraph 5, nothing in this Agreement, expressed or implied, is intended to confer upon any creditor or any other person, other than the parties hereto or their respective successors, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

7.              Board Representation. Following receipt of the purchase price contemplated by Section 1(a) above, the Company’s board of directors will take all commercially reasonable actions, upon receipt of written request from Investor, to appoint a person to be identified by Investor as member of the Company’s board of directors.

8.	Miscellaneous.

a.              This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a party against whom enforcement of such modification, waiver, or termination is sought.

b.              Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors,

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Non-US Subscription Agreement

administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

c.              This Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed wholly within the State of Nevada.

d.              This Agreement may be executed in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

e.              The Investor agrees that in the event further action or execution of documents is required of the Investor, the Investor will take any and all such actions and execute any such documents as are necessary or appropriate in connection with the business of the Company.

f.               This Agreement constitutes the entire agreement of the Investor and the Company relating to the matters contained herein, and supersedes all prior contracts or agreements, whether oral or written.

g.              Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

[Remainder of page intentionally left blank.]

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Non-US Subscription Agreement

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date first written above.

TAMARES CAPITAL CORPORATION LIMITED

By:	/s/ Maurice Albert Perera

Name: Maurice Albert Perera

Address:

The Company hereby accepts the foregoing contribution and subscription and acknowledges receipt of the purchase price of the date set forth thereon.

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Jean Caillet

Name: Jean Caillet

Title: Chief Executive Officer

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